[ARTICLE]





                       Essex County Gas Company
             (formerly known as Haverhill Gas Company)



                               to



                  State Street Bank and Trust Company
      (formerly known as Second Bank-State Street Trust Company),



                             Trustee


    _________________________________________________________________



                   Fifteenth Supplemental Indenture



                      Dated as of December 1, 1996



              Supplementing the Indenture of First Mortgage
                       dated as of October 1, 1955


       _________________________________________________________________




          This is a Mortgage of Personal Property as well as a
                      Mortgage upon Real Estate.


     Fifteenth Supplemental Indenture, dated as of December 1, 1996, between Essex County Gas Company (formerly known as Haverhill Gas Company), a corporation organized and existing under the laws of The Commonwealth of Massachusetts (its Federal tax identification number being 04-1427020) and having its principal place of business at 7 North Hunt Road in the Town of Amesbury in said Commonwealth (hereinafter called the "Company"), party of the first part, and State Street Bank and Trust Company (formerly known as Second Bank-State Street Trust Company), a corporation organized and existing under the laws of The Commonwealth of Massachusetts (its Federal tax identification number being 04-1867445) and having its principal place of business at 225 Franklin Street in the City of Boston in said Commonwealth (hereinafter called the Trustee), party of the second part.

     Whereas, the Company has heretofore executed and delivered to the Trustee an Indenture of First Mortgage dated as of October 1, 1955 (hereinafter called the "Original Indenture"), to secure, as provided therein, its bonds (in the Original Indenture and herein called the "Bonds"), not limited as to principal amount except as provided in Section 3.01 of the Original Indenture, to be known generally as its "First Mortgage Bonds," and to be issued in one or more series as provided in the Original Indenture; and

     Whereas, the Company has executed and delivered to the Trustee fourteen indentures supplemental to the Original Indenture as follows: a First Supplemental Indenture, dated as of October 1, 1958, a Second Supplemental Indenture, dated as of May 1, 1961, a Third Supplemental Indenture, dated as of
October 1, 1961, a Fourth Supplemental Indenture, dated as of April 1, 1964, a Fifth Supplemental Indenture, dated as of December 1, 1965, a Sixth Supplemental Indenture, dated as of January 1, 1971, a Seventh Supplemental Indenture, dated as of November 1, 1975, an Eighth Supplemental Indenture, dated as of July 1, 1979, a Ninth Supplemental Indenture, dated as of
April 1, 1982 and a Tenth Supplemental Indenture, dated as of June 1, 1984 an Eleventh Supplemental Indenture, dated as of September 18, 1988, a Twelfth Supplemental Indenture, dated as of December 1, 1990, a Thirteenth Supplemental Indenture, dated as of September 23, 1994 and a Fourteenth Supplemental Indenture dated as of May 15, 1995 (the Original Indenture, as supplemented and/or modified by said fourteen supplemental indentures and this Fifteenth Supplemental Indenture being hereinafter sometimes called the "Indenture"); and

     Whereas, pursuant to the Original Indenture, as heretofore supplemented and modified, there have been executed, authenticated, delivered and issued and there are now outstanding
First Mortgage Bonds of series and in principal amounts as follows:


       Title                     Issued                 Outstanding

10-1/4% Series due 2003       $ 6,000,000              $ 4,200,000
10.10%  Series due 2020         8,000,000                8,000,000
 7.28%  Series due 2016        10,000,000               10,000,000


     Whereas, the Board of Directors of the Company has established under Section 3.02 of the Original Indenture a new series of Bonds to be designated First Mortgage Bonds, 7.28% Series due 2016 (hereinafter referred to as the "Bonds of the 7.28% 2016 Series"), and has authorized the issue of Bonds of the 7.28% 2016 Series in the aggregate principal amount of Ten Million Dollars ($10,000,000) pursuant to the provisions of Article Two of this Fifteenth Supplemental Indenture; and
     Whereas, Section 18.01 of the Original Indenture provides, among other things, that the Company, when authorized by a resolution of the Board of Directors, and the Trustee, from time to time and at any time, subject to the restrictions in the Original Indenture contained, may, and when so required by the Original Indenture, shall, enter into indentures supplemental to the Original Indenture and which thereafter shall form a part thereof, for the purposes, among others, of (a) mortgaging, pledging, conveying, transferring or assigning to the Trustee, and subjecting to the lien of the Indenture additional properties acquired by the Company, (b) adding to the Indenture other covenants and agreements thereafter to be observed by the Company, and (c) providing for the creation of a series of Bonds, designating the series to be created and specifying the form and provisions of the Bonds of such series; and

     Whereas, the Board of Directors as authorized by the Stockholders of the Company by votes duly adopted have authorized the execution of this Fifteenth Supplemental Indenture for the purpose of (a) subjecting to the lien of the Indenture additional properties acquired by the Company since the date of execution of the Original Indenture, (b) adding to the Original Indenture certain covenants and agreements hereafter to be observed by the Company, and (c) creating the Bonds of the 7.28% 2016 Series, designating the series created and specifying the form and provisions of the Bonds of such series; and

     Whereas, all acts and proceedings required by law and by the Charter and by-laws of the Company necessary to secure the payment of the principal of and interest and premium, if any, on the Bonds of the 7.28% 2016 Series, to make the Bonds of the 7.28% 2016 Series to be issued hereunder, when executed by the Company, authenticated and delivered by the Trustee and duly issued, the valid, binding and legal obligations of the Company, and to constitute the Indenture a valid and binding mortgage for the security of the Bonds, in accordance with its and their terms, have been done and taken; and the execution and delivery of this Fifteenth Supplemental Indenture and the issue of the Bonds of the 7.28% 2016 Series have been in all respects duly authorized;

     Now, Therefore, This Indenture Witnesseth, that in order to secure the payment of the principal of and premium, if any, and interest on all Bonds at any time issued and outstanding under the Indenture, according to their tenor, purport and effect, to confirm the lien of the Indenture upon property purchased, constructed or otherwise acquired by the Company since the date of execution of the Original Indenture, to secure the performance and observance of all the covenants and conditions in the Bonds and in the Indenture contained, and to declare the terms and conditions upon and subject to which the Bonds of the 7.28% 2016 Series are and are to be issued and secured and for and in consideration of the premises and of the mutual covenants herein contained and of the purchase and acceptance of the Bonds of the 7.28% 2016 Series by the holders thereof, and of the sum of Ten Dollars ($10) duly paid to the Company by the Trustee, at or before the ensealing and delivery hereof, and for other valuable considerations, the receipt whereof is hereby acknowledged, the Company has executed and delivered this Fifteenth Supplemental Indenture; and by these presents does grant, bargain, sell, alien, remise, release, convey, assign, transfer, mortgage, pledge, set over and confirm unto State Street Bank and Trust Company, Trustee, its successors in the trust created by the Indenture, and its and their successors and assigns, all the property rights, privileges and franchises (other than excepted property) of the character described in the Granting Clauses and in Section 9.14 of the Original Indenture now owned of record or otherwise by the Company, whether or not constructed or acquired since the date of execution of the Original Indenture or which may hereafter be constructed or acquired by it, but subject to all exceptions, reservations and matters of the character therein referred to, and expressly excepting and excluding from the lien and operation of the Indenture the property described in the "Schedule of Specifically Excepted Properties" in Article Twenty of the Original Indenture and all properties of the character specifically excepted by Paragraphs B through I of Granting Clause IX of the Original Indenture and all property released or otherwise disposed of pursuant to the provisions of the Indenture.

     If upon the happening of any default as defined in Article Twelve of the Original Indenture, as supplemented and modified by this Fifteenth Supplemental Indenture, the Trustee or a receiver or trustee shall enter upon and take possession of the trust estate, the Trustee or such receiver or trustee may, to the extent permitted by law, at the same time likewise take possession of any and all of the property specifically excepted under the heading "Excepted Property" of Granting Clause IX of the Original
Indenture, other than Paragraph G thereof, then on hand and use and administer the same to the same extent as if such property were part of the trust estate, unless and until such default shall be remedied or waived and possession of the trust estate restored to the Company.

     To Have and To Hold all of the property, real, personal and mixed, and all and singular the lands, properties, estates, rights, franchises, privileges and appurtenances hereby granted, bargained, sold, aliened, remised, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed, or intended so to be unto the Trustee and its successors in trust and to its and their successors and assigns, forever.

     But In Trust, Nevertheless, for the equal and proportionate use, benefit, security and protection of those who from time to time shall hold the Bonds and coupons, or any of them, authenticated and delivered under the Indenture, and duly issued by the Company, without any discrimination, preference or priority of any one Bond or coupon over any other by reason of priority in the time of issue, sale or negotiation thereof or otherwise, except as provided in Section 12.28 of the Original Indenture, so that, subject to said Section 12.28, each and all of said Bonds and coupons shall have the same right, lien and privilege under the Indenture, and shall be equally and proportionately secured thereby and hereby (except as any sinking, depreciation or other analogous fund established in accordance with the provisions of the Indenture may afford additional security for the Bonds of any particular series), with the same effect as if all the Bonds and coupons had been issued, sold and negotiated simultaneously on the date of delivery of the Original Indenture.

     The Company Hereby Declares that it holds and will hold and apply all property and rights of the character described in Paragraph G of Granting Clause IX of the Original Indenture as specifically reserved and excepted, upon the trusts as set forth in the Original Indenture, as heretofore supplemented and modified and as supplemented by this Fifteenth Supplemental Indenture, and as the Trustee (or any purchaser upon any sale of the mortgaged property) shall for such purpose direct from time to time, to the fullest extent permitted by law or in equity and by any instruments creating the same, as fully as if the same could be and had been hereby granted, conveyed, mortgaged, pledged, transferred and assigned to and vested in the Trustee. It is hereby covenanted, declared and agreed by and between the parties hereto that all Bonds and coupons, if any, are to be authenticated, delivered and issued and that all property subject or to become subject to the Indenture is to be held, subject to the further covenants, conditions, uses and trusts set forth in the Indenture, and the Company for itself and its successors or assigns does hereby covenant and agrees to and with the Trustee and its successor or successors in such trust, for the benefit of those who shall hold said Bonds, or coupons, or any of them, as follows:

                           Article One
              Bonds of the 7.28% 2016 Series and Certain
               Provisions Relating Thereto




     Section 1.01. A. Terms of Bonds of the 7.28% 2016 Series;. There shall be and hereby is created a new series of Bonds, known as and entitled "First Mortgage Bonds, 7.28% Series due 2016." The principal amount of the Bonds of the 7.28% 2016 Series shall be and hereby is limited, except for duplicate Bonds authenticated and delivered pursuant to Section 3.12 of the Original Indenture, to Ten Million Dollars ($10,000,000) in aggregate principal amount.

     The definitive Bonds of the 7.28% 2016 Series shall be issued only as registered Bonds without coupons of the denomination of $1,000 or any integral multiple thereof.

     All Bonds of the 7.28% 2016 Series shall mature December 1, 2016, and shall bear interest at the rate of 7.28% per annum until payment of the principal thereof, such interest to be payable semi-annually, on June 1 and December 1 in each year, and shall bear interest at the rate of 8.28% per annum on any overdue payment of principal and, so far as the same may be legally enforceable, on any overdue payment of interest or premium, until the same shall be paid in full, such interest on any such overdue payment to be payable on demand. Interest on the Bonds shall be computed on the basis of a 360-day year of twelve 30-day months. The principal of, the premium, if any, and interest on, the Bonds of the 7.28% 2016 Series shall be paid in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, at the principal corporate trust office of the Trustee in the City of Boston, Commonwealth of Massachusetts; provided, however, that, subject to any applicable direct payment provisions, interest on the Bonds of the 7.28% 2016 Series may be paid by checks payable to the order of the respective holders entitled thereto and mailed by the Trustee by first class mail, postage prepaid, to such holders at their respective registered addresses as shown on the Bond register for the Bonds of the 7.28% 2016 Series.

     The definitive Bonds of the 7.28% 2016 Series may be issued in the form of Bonds engraved, printed or lithographed on steel engraved borders or, notwithstanding the provisions of the Original Indenture, in the form of typewritten or other word processed or photo-reproduced Bonds.
The person in whose name any Bond of the 7.28% 2016 Series is registered at the close of business on any record date (as hereinbelow defined) with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding the cancellation of such Bond of the 7.28% 2016 Series upon any transfer or exchange thereof (including any exchange effected as an incident to a partial redemption thereof) subsequent to the record date and prior to such interest payment date, except that, if and to the extent that the Company shall default in the payment of the interest due on such interest payment date, then the registered holders of Bonds of the 7.28% 2016 Series on such record date shall have no further right to or claim in respect of such defaulted interest as such registered holders on such record date, and the persons entitled to receive payment of any defaulted interest thereafter payable or paid on any Bonds of the 7.28% 2016 Series shall be the registered holders of such Bonds of the 7.28% 2016 Series on the record date for payment of such defaulted interest. The term "record date" as used in this
Section 1.01, and in the form of the Bonds of the 7.28% 2016 Series, with respect to any interest payment date applicable to the Bonds of the 7.28% 2016 Series, shall mean the May 15 next preceding a June 1 interest payment date or the November 15 next preceding a December 1 interest payment date, as the case may be, or such record date established for defaulted interest as hereinafter provided.

     In case of failure by the Company to pay any interest when due, the claim for such interest shall be deemed to have been transferred by transfer of any Bond of the 7.28% 2016 Series registered on the Bond register for the Bonds of the 7.28% 2016 Series, and the Company, by not less than 10 days written notice to bondholders, may fix a subsequent record date, not more than 1 day prior to the date fixed for the payment of such interest, for determination of holders entitled to payment of such interest. Such provision for establishment of a subsequent record date, however, shall in no way affect the rights of bondholders or of the Trustee consequent on any default.
Every Bond of the 7.28% 2016 Series shall be dated as provided in
Section 3.05 of the Original Indenture, except that, so long as there is no existing default in the payment of interest on the Bonds of the 7.28% 2016 Series, all Bonds of the 7.28% 2016 Series authenticated by the Trustee between the record date for any interest payment date and such interest payment date shall be dated such interest payment date and shall bear interest from such interest payment date; provided, however, that if and to the extent that the Company shall default in the payment of the interest due on such interest payment date, then any such Bond of the 7.28% 2016 Series shall bear interest from the June 1 or December 1, as the case may be, to which interest has been paid, unless such interest payment date is June 1, 1997, in which case such Bond shall bear interest from the date of authentication upon original issue of such Bond.

     Any notice affecting or relating to the Bonds of the 7.28% 2016 Series required or permitted to be given under the Indenture may be given by mailing the same by nationally recognized overnight mail or delivery service, at the expense of the sender, to the holders of record at the date of mailing at their respective addresses as shown on the Bond register for the Bonds of the 7.28% 2016 Series.

     As permitted by the provisions of Section 3.10 of the Original Indenture and upon payment at the option of the Company of a sum sufficient to reimburse it for any stamp tax or other governmental charge as provided in Section 3.11 of the Original Indenture, Bonds of the 7.28% 2016 Series may be exchanged for other registered Bonds of the 7.28% 2016 Series of different authorized denominations of like aggregate principal amount. Notwithstanding the provisions of said Section 3.11, no further sum, other than the sum sufficient to reimburse the Company for such stamp taxes or other governmental charges, shall be required to be paid upon any exchange of Bonds of the 7.28% 2016 Series or upon any transfer thereof.

     Neither the Company nor the Trustee shall be required to make transfers or exchanges of Bonds of the 7.28% 2016 Series for a period of 10 days next preceding any designation of Bonds of the 7.28% 2016 Series to be redeemed, and neither the Company nor the Trustee shall be required to make transfers or exchanges of any Bonds designated in whole for redemption or that part of any Bond designated in part for redemption.

     The Trustee hereunder shall by virtue of its office as such Trustee, be a paying agent of the Company for the purpose of the payment of the principal of and premium, if any, and interest on the Bonds of the 7.28% 2016 Series and the registrar and transfer agent of the Company for the purpose of registering and transferring Bonds of the 7.28% 2016 Series, and shall maintain a Bond Register for the Bonds of the 7.28% 2016 Series.

     B. Form of Bonds of the 7.28% 2016 Series. The Bonds of the 7.28% 2016 Series and the Trustee's authentication certificate to be executed on the Bonds of said series, shall be in substantially the following form, respectively:

             [Form of Bond of the 7.28% 2016 Series]

No. RK-                                           $______________

                    Essex County Gas Company
            (formerly known as Haverhill Gas Company)
           First Mortgage Bond, 7.28% Series Due 2016
                      Due December 1, 2016

     Essex County Gas Company (formerly known as Haverhill Gas Company), a Massachusetts corporation (hereinafter sometimes called the "Company"), for value received, hereby promises to pay to ____________________________ or registered assigns,
_________________________________________ Dollars on December 1,
2016 and to pay to the registered owner hereof interest hereon from the date of authentication upon original issue hereof, or from the interest payment date next preceding the date of this bond, or from the date of this bond if it be an interest payment date, whichever date is the later, at the rate per annum specified in the title of this bond, semi-annually on June 1 and on December 1 in each year until payment of the principal hereof, and to pay the registered holder hereof interest on any overdue payment of principal and, so far as the same may be legally enforceable, on any overdue payment of interest or premium, at the rate per annum which is 1% greater than the rate per annum specified in the title of this bond, such interest on any such overdue payment to be payable on demand, until any such overdue payment shall be paid in full. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

     The interest so payable upon any June 1 or December 1 will, subject to certain exceptions described herein, be paid to the person in whose name this bond is registered at the close of business on the May 15 preceding such June 1 or the November 15 preceding such December 1, as the case may be.
The principal of and premium, if any, and interest on this bond will be paid in any coin or currency of the United States of America which at the time is legal tender for the payment of public and private debts, at the principal corporate trust office of the Trustee or its successor in trust, in the City of Boston, Massachusetts; provided, however, subject to applicable direct payment provisions, that interest on this bond may be paid by check payable to the order of the registered holder entitled thereto and mailed by the Trustee by first class mail, postage prepaid, to such holder at his address as shown on the bond register for the bonds of this series.

     This bond shall not become or be valid or obligatory for any purpose until the authentication certificate hereon shall have been signed by the Trustee.

     This bond is one of the bonds, of the above designated series, of an authorized issue of bonds of the Company, known as First Mortgage Bonds, issued or issuable in one or more series under and equally and proportionately secured (except insofar as any sinking fund, depreciation fund or other analogous fund established in accordance with the provisions of the Indenture hereinafter mentioned may afford additional security for the bonds of any specific series) by an Indenture of First Mortgage dated as of October 1, 1955, executed and delivered by the Company to Second Bank-State Street Trust Company (now known as State Street Bank and Trust Company), Boston, Massachusetts, as Trustee (herein with its successors under said Indenture called the " Trustee"), to which Indenture of First Mortgage as supplemented and/or modified by fifteen supplemental indentures, including, in particular, the First Supplemental Indenture, dated as of October 1, 1958, the Second Supplemental Indenture, dated as of May 1, 1961, the Third Supplemental Indenture, dated as of October 1, 1961, the Fourth Supplemental Indenture, dated as of April 1, 1964, the Fifth Supplemental Indenture, dated as of December 1, 1965, the Sixth Supplemental Indenture, dated as of January 1, 1971, the Seventh Supplemental Indenture, dated as of November 1, 1975, the Eighth Supplemental Indenture, dated as of July 1, 1979, the Ninth Supplemental Indenture, dated as of
April 1, 1982, the Tenth Supplemental Indenture, dated as of
June 1, 1984, the Eleventh Supplemental Indenture, dated as of September 15, 1988, the Twelfth Supplemental Indenture, dated as of December 1, 1990, the Thirteenth Supplemental Indenture, dated as of September 23, 1994, the Fourteenth Supplemental Indenture dated as of May 15, 1995, and the Fifteenth Supplemental Indenture, dated as of December 1, 1996 executed and delivered by the Company to said Trustee, and as hereafter supplemented or modified in accordance with the terms thereof by all other indentures supplemental thereto (hereinafter collectively called the "Indenture") reference is hereby made for a description of the property mortgaged and pledged as security for said bonds, the nature and extent of the security, and the rights, duties and immunities thereunder of the Trustee, the rights of the holders of said bonds and of the Trustee and of the Company in respect of such security, and the terms upon which said bonds may be issued thereunder; but neither the foregoing reference to the Indenture nor any provision of this bond or of the Indenture or of any indenture supplemental thereto shall affect or permit the impairment of the obligation of the Company, which is absolute and unconditional, to pay at the stated or accelerated times herein provided, the principal of and the premium, if any, and the interest on this bond as herein provided.

     The bonds of this series are subject to mandatory redemption prior to maturity as a whole at any time or in part from time to time, by operation of the sinking fund provided for in the Fifteenth Supplemental Indenture at 100% of the principal amount thereof, all in accordance with the terms of the Indenture. In addition, the Company shall have the right, at its option (an "Optional Redemption"), exercisable at any time and from time to time, of paying the outstanding bonds of this series, either in whole or in part (but if in part, then in units in excess of $100,000) by payment of the principal amount of the bonds of this series, or portion thereof to be redeemed, and accrued interest thereon to the date of such redemption, together with a premium equal to the Make-Whole Premium (determined three business days prior to the date of redemption). Notice of an Optional Redemption shall be given by nationally recognized overnight mail or delivery service, at the expense of the sender, to the holder of record of each bond affected and subject to all other conditions and provisions of the Indenture, not less than thirty days nor more than ninety days prior to the date fixed for redemption. Three business days prior to the date specified in such notice for such Optional Redemption, the Company shall provide each holder of the Bonds of this series written notice (by telecopy transmission and overnight mail or delivery service) of the Make-Whole Premium payable in connection with such Optional Redemption, determined as of such date, together with a reasonably detailed computation thereof. The Trustee shall have no obligation to calculate or verify any calculation of the Make-Whole Premium.


   As used herein, the following terms shall be defined as follows:

     "Make-Whole Premium" shall mean, in connection with the above described Optional Redemption, the excess, if any, of (i) the aggregate present value as of the date of such redemption of each dollar of principal being paid (taking into account the application of such Optional Redemption required by Section 1.03 of the Fifteenth Supplemental Indenture) and the amount of interest (exclusive of interest accrued to the date of redemption) that would have been payable in respect of such dollar if such Optional Redemption had not been made, determined by discounting such amounts at the Reinvestment Rate from the respective dates on which they would have been payable, over (ii) 100% of the principal amount of the outstanding bonds of this series being redeemed. If the Reinvestment Rate is equal to or higher than 7.28%, the Make-Whole Premium shall be zero.

     "Reinvestment Rate" shall mean .50% plus the yield to maturity implied by the yields reported, as of 10:00 A.M. (New York City time) on the third business day next preceding the date upon which payment of principal is required hereunder with respect to the outstanding principal amount of the Bonds of this series to be paid, on the display designated as "USD" of the Bloomberg Financial Markets Services Screen (or such other display as may replace page "USD" of the Bloomberg Financial Markets Services Screen) for actively traded U.S. Treasury securities having a maturity equal to the Weighted Average Life to Maturity of such outstanding principal as of such date upon which the payment of principal is required hereunder (taking into account the application of such Optional Redemption required by
Section 1.03 of the Fifteenth Supplemental Indenture). If no such published maturity exactly corresponds to such Weighted Average Life to Maturity, yields for the two published maturities most closely corresponding to such Weighted Average Life to Maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month or, if no month is nearest, rounding up to the greater number of months. For the purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the premium hereunder shall be used.

     "Statistical Release" shall mean the statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded U.S. Government Securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination hereunder, then such other reasonably comparable index which shall be designated by the holders of 66-2/3% in aggregate principal amount of the outstanding bonds of this series.

     "Weighted Average Life to Maturity" of the principal amount of the bonds of this series being optionally redeemed shall mean, as of the time of any determination thereof, the number of years obtained by dividing the then Remaining Dollar-Years of such principal by the aggregate amount of such principal. The term "Remaining Dollar-Years" of such principal shall mean the amount obtained by (i) multiplying (1) the remainder of (A) the amount of principal that would have become due on each scheduled sinking fund payment date if such Optional Redemption had not been made, less (B) the amount of principal on the bonds of this series scheduled to become due on such date after giving effect to such Optional Redemption and the application thereof in accordance with the provisions of Section 1.03 of the Fifteenth Supplemental Indenture, by (2) the number of years (calculated to the nearest one-twelfth) which will elapse between the date of determination and such scheduled payment date, and (ii) totaling the products obtained in (i).
     If this bond or any portion hereof ($100,000 or any integral multiple hereof) is duly designated for redemption, if payment of the principal hereof or of such portion together with accrued interest and premium, if any, is irrevocably provided for, and if notice of such redemption is duly given or provided for, all as specified in the Indenture, this bond or such portion shall cease to be entitled to the lien of the Indenture from and after the date such payment and notice are irrevocably so provided for and shall cease to bear interest from and after the date fixed for redemption.

     Except as may be otherwise provided in any agreement entered into pursuant to the provisions of the Indenture, in the event of the selection for redemption of a portion only of the principal of this bond, payment of the redemption price will be made at the option of the registered owner, either (a) upon presentation of this bond for notation hereon of such payment of the portion of the principal of this bond so called for redemption, or (b) upon surrender of this bond in exchange for a bond or bonds, of authorized denominations of the same series, for the unredeemed balance of the principal amount of this bond. In the event of the redemption of this bond in whole, payment of the redemption price will be made only upon surrender of this bond.

     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than sixty-six and two-thirds per cent in principal amount of the bonds at the time outstanding (determined as provided in the Indenture) including, if more than one series of bonds shall be at the time outstanding, not less than sixty-six and two-thirds per cent in principal amount of the bonds at the time outstanding of each series affected, to effect, by an indenture supplemental to the Indenture, modifications or alterations of the Indenture and of the rights and obligations of the Company and of the holders of the bonds and coupons; provided, however, that no such modification or alteration shall be made without the consent of the registered owner hereof which will (a) extend the maturity of this bond or reduce the rate or extend or otherwise change the time of payment of interest hereon or reduce the amount of the principal hereof or reduce any premium payable on the redemption hereof, or (b) permit the creation of any lien, not otherwise permitted, prior to or on a parity with the lien of the Indenture, or alter the equal and proportionate security afforded by the lien of the Indenture for the bonds issued thereunder, or
(c) reduce the number or percentage of the principal amount of the bonds upon the consent of the holders of which modifications or alterations may be made as aforesaid or defaults may be waived.

     The Company and the Trustee, any paying agent and any bond registrar may deem and treat the person in whose name this bond is registered upon the bond register for the bonds of this series as the absolute owner of such bond for the purpose of receiving payment of or on account of the principal of, the premium, if any, and interest on this bond and for all other purposes, whether or not this bond be overdue, and neither the Company nor the Trustee nor any paying agent nor any bond registrar shall be affected by any notice to the contrary; and all such payments so made to such registered owner or upon his order shall be valid and effectual to satisfy and discharge the liability upon this bond to the extent of the sum or sums so paid.

     This bond is transferable by the registered owner hereof in person or by his duly authorized attorney, on the books of the Company kept for the purpose, at the principal corporate trust office of the Trustee upon surrender of this bond for cancellation and upon payment, if the Company shall so require, of the charges provided for in the Indenture, and thereupon a new registered bond of the same series of like principal amount will be issued to the transferee in exchange therefor.

     The registered owner of this bond at his option may surrender the same for cancellation at said office and receive in exchange therefor the same aggregate principal amount of registered bonds of the same series but of other authorized denominations, upon payment, if the Company shall so require, of the charges provided for in the Indenture and subject to the terms and conditions therein set forth.

     Neither the Company nor the Trustee shall be required to make transfers or exchanges of bonds of this series for a period of ten days next preceding any designation of bonds of said series to be redeemed, and neither the Company nor the Trustee shall be required to make transfers or exchanges of any bonds designated in whole for redemption or that part of any bond designated in part for redemption. Subject to the provisions of the Fifteenth Supplemental Indenture, if this bond is surrendered for any transfer or exchange between the record date for any regular interest payment date and such interest payment date, the new bond will be dated such interest payment date. If this bond is surrendered for any transfer or exchange between such record date and such interest payment date, the Fifteenth Supplemental Indenture provides that in the event of any default in payment of the interest due on such payment date, such interest shall not be payable to the holder of the bond on the original record date but shall be paid to the registered holder of such bond on the subsequent record date established for payment of such defaulted interest.

     If a default as defined in the Indenture shall occur, the principal of this bond may become or be declared due and payable before maturity in the manner and with the effect provided in the Indenture. The holders, however, of certain specified percentages of the bonds at the time outstanding, including in certain cases specified percentages of bonds of particular series, may in these cases, to the extent and under the conditions provided in the Indenture, waive past defaults thereunder and the consequences of such defaults.

     No recourse shall be had for the payment of the principal of or premium, if any, or the interest on this bond, or for any claim based hereon, or otherwise in respect hereof or of the Indenture, against any incorporator, stockholder, director or officer, past, present or future, as such, of the Company or of any predecessor or successor corporation, either directly or through the Company or such predecessor or successor corporation, under any constitution or statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such liability of incorporators, stockholders, directors and officers, as such, being waived and released by the holder and owner hereof by the acceptance of this bond and as provided in the Indenture.

     In Witness Whereof, Essex County Gas Company has caused these presents, which are intended to take effect as a sealed instrument, to be executed in its corporate name by its President or one of its Vice Presidents, under its corporate seal or a facsimile thereof, attested by its Clerk or one of its Assistant Clerks, all as of January __, 1997.

Essex County Gas Company



By
President
Attest:
__________________________________
     Clerk




         [Form of Trustee's Authentication Certificate]

     This is one of the bonds, of the series designated therein, described in the within-mentioned Indenture.

State Street Bank and Trust Company, as Trustee,



By
     Authorized Officer


                      [Form of Endorsement]
For value received the undersigned hereby sells, assigns, and transfers unto

                      ____________________


                Please insert Social Security or
              other identifying number of Assignee

the within bond, and all rights thereunder, hereby irrevocably constituting and appointing ___________________________________
attorney to transfer said bond on the books of the Company, with full power of substitution in the premises.

Dated:

Signature guaranteed by:

Notice:   The signature to this assignment must correspond with
the name as it appears upon the face of the within bond in every particular, without alteration or enlargement or any change whatever.

     Section 1.02. Redemption Provisions for Bonds of the 7.28% 2016 Series. The Bonds of the 7.28% 2016 Series shall be subject to redemption prior to maturity as a whole at any time or in part (but if in part, then in units in excess of $100,000) from time to time,

     (a) at the option of the Company upon payment of the Make-Whole Premium, if any; and

     (b)  upon payment of the called principal amount thereof,

          (I) through the application of cash deposited with the Trustee for the sinking fund for the Bonds of said series provided for in Section 1.03 hereof, or

          (ii) inn the case of an Optional Redemption, through the application of cash deposited with the Trustee for such purpose, or

          (iii) through the application pursuant to Section 8.05 of the Original Indenture of any trust moneys held by the Trustee received from (a) the proceeds of property sold or taken pursuant to the provisions of
               Section 7.04 of the Original Indenture or (b) the proceeds of insurance not applied or required to be applied to the repair, restoration or replacement of the property destroyed or damaged or to other additions to the trust estate pursuant to the provisions of Section 9.09 and Article Eight of the Original Indenture, provided, however, that if more than one series of Bonds is at the time outstanding, such trust moneys referred to in this clause (ii) shall be applied, as to the Bonds of the 7.28% 2016 Series, as nearly as may be in the proportion that the aggregate principal amount of the outstanding
               Bonds of the 7.28% 2016 Series bears to the aggregate principal amount of the Bonds of all series then outstanding;

together in any case with interest accrued thereon to the date fixed for redemption, upon not less than thirty nor more than ninety days notice given by nationally recognized overnight mail or delivery service, at the expense of the sender, to the holders of record at the date of mailing of such notice of each Bond of the 7.28% 2016 Series affected, at his address as shown on the Bond register for Bonds of the 7.28% 2016 Series. Such notice shall comply with the requirements of Sections 2.07 and 10.02 of the Original Indenture. In addition to the foregoing, in the event that the Company elects to make an Optional Redemption, three business days prior to the date of such Optional Redemption, as specified in the notice given pursuant to Sections 2.07 and 10.02 of the Original Indenture, the Company shall provide each holder of the Bonds of the 7.28% 2016 Series written notice (by telecopy transmission and overnight mail or delivery service) of the Make-Whole Premium payable in connection with such Optional Redemption, as of such date, together with a reasonably detailed computation thereof. The Trustee shall have no obligation to calculate or verify any calculation of the Make-Whole Premium.

     Notwithstanding the provisions of the Original Indenture (including, without limitation, Section 10.03 thereof), whenever less than all the outstanding Bonds of the 7.28% 2016 Series are to be redeemed, whether at the option of the Company or through the operation of the sinking fund or otherwise, the principal amount of such Bonds to be redeemed shall be prorated in units of $1,000 among the holders of the Bonds of the 7.28% 2016 Series in the proportions that their respective holdings bear to the aggregate principal amount of Bonds of the 7.28% 2016 Series outstanding on the date of selection. In case any holder of two or more registered Bonds of the 7.28% 2016 Series shall so request in writing filed with the Trustee, the Trustee, until further notice from said holder, shall, for the purposes of proration as aforesaid, treat each such registered Bond held by said holder as if it were held by a separate and distinct holder. The principal of pro rata redemption provided for herein shall be maintained in successive partial redemptions, as well as in any single partial redemption, so that, so far as practicable, at all times the aggregate principal amount of Bonds of the 7.28% 2016 Series registered in the name of any holder which have been redeemed shall be equal to the principal amount of Bonds of the 7.28% 2016 Series registered in the name of such holder which would have been redeemed if redemptions in multiples of $1,000 were not required. Such allocations as may be requisite for the purposes of the two next preceding sentences shall be made by the Trustee in its uncontrolled discretion.

     Section 1.03. Sinking Fund for Bonds of the 7.28% 2016 Series. As a sinking fund for the benefit of the Bonds of the 7.28% 2016 Series, the Company covenants that it will, on or before November 30, in each year, beginning November 30, 2006, and continuing to and including November 30, 2016, pay to the Trustee cash sufficient to redeem on the next succeeding December 1 at 100% of the principal amount thereof, Bonds of the 7.28% 2016 Series then outstanding, in the principal amount of $909,091 or the then aggregate principal amount of the outstanding Bonds of the 7.28% 2016 Series, if less than such amount. The payments and the dates upon which payments are required for the sinking fund as above provided are in this
Section 1.03 and in the annual sinking fund certificate hereinafter provided for referred to as "mandatory sinking fund payments" and "sinking fund payment dates," respectively. No partial redemption of the Bonds of the 7.28% 2016 Series (including, specifically, the optional and other redemptions contemplated by Section 1.02) shall relieve the Company of its obligation to pay mandatory sinking fund payments.

     The Company shall file with the Trustee on or before the October 15 next preceding any sinking fund payment date an officers' certificate (herein referred to as an "annual sinking fund certificate"), substantially in the following form:

                    Essex County Gas Company
            (formerly known as Haverhill Gas Company)


     Indenture Dated as of October 1, 1955, as Supplemented

        By a Fifteenth Supplemental Indenture Dated as of

                        December 1, 1996
                  ____________________________

                 Annual Sinking Fund Certificate

     The undersigned, one of whom is an accountant, in compliance with the provisions for a sinking fund contained in Section 1.03 of the above-mentioned Fifteenth Supplemental Indenture (hereinafter called the "Fifteenth Supplemental Indenture") supplementing the above-mentioned Indenture (hereinafter called the "Original Indenture"), do hereby certify as follows:

     1. The amount of the mandatory cash sinking fund payment due on November 30, ____ (here there should be specified the November 30 next succeeding the date of filing of the certificate) as provided in Section 1.03 of the Fifteenth
Supplemental Indenture, is $________________.

     2. The Company is not in default in the performance of any covenant, agreement or condition contained in the Original
Indenture, as supplemented (provided, that in the event the Company is in default, this paragraph 2 shall describe such default and the actions the Company is taking to cure such default).

[Here insert statements required by Section 2.04 of the Original
Indenture.]

Dated:  ___________________



______________________________________
President



______________________________________
Treasurer of Essex County Gas Company

     All Bonds of the 7.28% 2016 Series redeemed by operation of the sinking fund, shall be deemed to be thereupon funded, but only so long as any Bonds of the 7.28% 2016 Series are outstanding. All Bonds of the 7.28% 2016 Series so redeemed shall, if not previously cancelled, be forthwith cancelled by the Trustee.

     Forthwith after the October 15 preceding each sinking fund payment date, the Trustee shall proceed to select for redemption, in the manner provided in the last paragraph of Section 1.02 of this Fifteenth Supplemental Indenture, a principal amount of Bonds of the 7.28% 2016 Series equal to the amount of the mandatory sinking fund payment required at such date and, in the name of the Company, shall give notice as required by the provisions of Section 1.02 of this Fifteenth Supplemental Indenture and Article Ten of the Original Indenture, of the redemption for the sinking fund on the then next ensuing
December 1, of the Bonds so selected. On or before the sinking fund payment date next preceding such December 1, the Company shall pay to the Trustee the mandatory sinking fund payment required by this Section, plus the amount of all interest accrued on Bonds of the 7.28% 2016 Series to be redeemed by the application of such cash payments, and the money so paid shall be applied by the Trustee to the redemption of such Bonds.

     All cash paid to the Trustee pursuant to the provisions of this Section 1.03 or pursuant to the provisions of Section 1.02 above, shall be held by the Trustee as security for the payment of the Bonds of the 7.28% 2016 Series until applied as herein or therein provided.

     The Company, upon request of the Trustee from time to time, will pay to the Trustee an amount equal to the cost of giving notice of redemption of Bonds of the 7.28% 2016 Series for such sinking fund, for giving notice of any Optional Redemption and any other expense of operation of such sinking fund, the intention being that such fund shall not be charged for such expenses.

     Section 1.04. Restriction on Payment of Dividends on Common Stock;. The Company shall not directly or indirectly
(a) declare or pay any dividend (other than dividends payable in Common Stock of the Company) or declare or make any other distribution on any shares of Common Stock, or (b) make any expenditures for the purchase, redemption or other retirement for a consideration of any shares of capital stock of the Company (other than in exchange for, or from the net cash proceeds of, other and new shares of capital stock of the Company and other than any shares of any class of stock required to be purchased, redeemed or otherwise retired for any sinking fund or purchase fund for such class of stock), if the aggregate amount of all such dividends, distributions and expenditures made since
August 31, 1996 would exceed the aggregate amount of the net income of the Company accumulated after August 31, 1996 plus the sum of $4,000,000.

     Net income of the Company for the purpose of this Section shall mean the sum of (a) the total operating revenues of the Company, less an amount equal to the total operating expenses of the Company, including but not limited to (i) all taxes (including without limitation income, excess profits and other taxes imposed on or measured by income or undistributed earnings or income), (ii) rentals, insurance, current repairs and maintenance, (iii) provision for retirements, depreciation or obsolescence, which shall be the amount actually charged by the Company on its books of account (but in respect of depreciable gas utility property not subject to prior liens shall not be less than the minimum provision for depreciation as defined in
Section 1.05 of this Fifteenth Supplemental Indenture), and
(iv) all charges on account of interest on indebtedness and on account of debt discount and expense, and (b) net income or loss from the operation of properties other than the trust estate and any other income received (less applicable expenses) or loss incurred by the Company; which sum shall be diminished by an amount equal to all dividends accrued (whether or not paid) on any outstanding stock of the Company having preference over the Common Stock as to dividends, assets or otherwise, all of the foregoing determined in accordance with sound accounting practice. In determining the net income of the Company for the purpose of this Section, no deduction or adjustment shall be made for or in respect of any charges or credits which under sound accounting practice are not appropriate charges or credits in determining net income and, without limiting the generality of the foregoing, the following items shall be excluded from the computation: (1) expenses in connection with the issuance of stock of the Company and expenses in connection with the redemption or retirement of any securities issued by the Company, including any amount paid in excess of the principal amount or par or stated value of securities redeemed or retired, or, in the event that such redemption or retirement is effected with the proceeds of sale of other securities of the Company, any interest or dividends on the securities redeemed or retired from the date on which the funds required for such redemption or retirement are deposited in trust for such purpose to the date of redemption or retirement; (2) profits or losses from the sale, abandonment or other disposition of property or other assets carried in plant or investment accounts of the Company, or from the reacquisition of any securities of the Company, or taxes in respect of any such profits or reduction of taxes in respect of any such losses;
(3) any change in or adjustment of the book value of any assets owned by the Company arising from a revaluation thereof; (4) any adjustment (including tax adjustments) applicable to any period prior to January 1, 1973; or (5) amortization or elimination of gas utility property, plant adjustment or acquisition accounts or intangibles.

     Section 1.05. Minimum Provision for Depreciation;. So long as any of the Bonds of the 7.28% 2016 Series remain outstanding, the term "minimum provision for depreciation" shall have the meaning specified in Section 1.32 of the Original Indenture except that the rate of 1-3/4% per annum referred to in said Section 1.32 shall for the purposes of this Section 1.05, be computed at the rate of 2% per annum.

    Section 1.06.   Compliance with Laws;.  The Company
shall conduct its operations and keep and maintain its property in compliance with all Environmental Legal Requirements and shall obtain all necessary governmental permits, approvals, licenses and consents ("Environmental Permits") to the extent that non-compliance with such Environmental Legal Requirements or failure to obtain such Environmental Permits will have a material adverse effect, and solely with respect to non-compliance with governmental orders or directives issued pursuant to Environmental Legal Requirements, the Company has diligently applied for and obtained Environmental Permits necessary to effect such compliance, and such non-compliance continues for more than 180 days after the Environmental Permits have issued and become effective; provided, however, that nothing contained in this Section shall prevent the Company from contesting, in good faith by appropriate legal proceedings, any Environmental Legal Requirements, the interpretation thereof or the application thereof, or the necessity or applicability of any Environmental Permit, provided, further, that the Company shall comply with the order of any court or other governmental body of applicable jurisdiction relating to such laws unless the Company shall currently be prosecuting an appeal or proceedings for review and shall have secured a stay of enforcement or execution or other arrangement, postponing, enforcement or execution pending such appeal or proceedings for review.

     For purposes of this Section 1.06, the term "Environmental Legal Requirements" shall mean any applicable law relating to public health, safety or the environment, including, without limitation, relating to releases, discharges or emissions to air, water, land or groundwater, to the withdrawal or use of groundwater, to the use and handling of polychlorinated byphenyls or asbestos, to the disposal, treatment, storage or management of solid or hazardous wastes or to exposure to toxic or hazardous materials, to the handling, transportation, discharge or release of gaseous or liquid substances and any regulation, order, notice or demand issued pursuant to such statute or ordinance, in each case applicable to the property or assets of the Company or the operation, construction or modification of any thereof, including without limitation the following: the Clear Air Act, the Federal Water Pollution Control Act, the Safe Drinking Act, the Toxic Substances Control Act, the Comprehensive Environmental Response Compensation and Liability Act as amended by the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act as amended by the Solid and Hazardous Waste Amendments of 1984, the Occupational Safety and Health Act, the Emergency Planning and Community Right-to-Know Act of 1986, the Solid Waste Disposal Act, and any state statutes addressing similar matters, and any state statute providing for financial responsibility for cleanup or other actions with respect to the release or threatened release of hazardous substances and any state nuisance statute.

     Section 1.07.   Duration of Effectiveness of Article
One;. This Article shall be of force and effect only so long as any Bonds of the 7.28% 2016 Series are outstanding.

                        Article Two
        Principal Amount Presently to be Outstanding


     Section 2.01.  The total aggregate principal amount of First
Mortgage Bonds of the Company issued and outstanding and presently to be issued and outstanding under the provisions of and secured by the Indenture will be as set forth below:

Designation of First
  Mortgage Bonds Principal Amount

10 1/4% Series due 2003                      $ 4,200,000
10.10% Series due 2020                       $ 8,000,000
 7.28% Series due 2016                       $10,000,000

     Additional Bonds of any other series established after the execution and delivery of this Fifteenth Supplemental Indenture may from time to time be authenticated, delivered and issued pursuant to the terms of the Indenture.

     Section 2.02. Bonds of the 7.28% 2016 Series in the aggregate principal amount of Ten Million Dollars ($10,000,000) may forthwith, upon the execution and delivery of this Fifteenth Supplemental Indenture, or from time to time thereafter, and upon compliance by the Company with the provisions of Sections 5.02 and 5.03 of the Original Indenture, be executed by the Company and delivered to the Trustee and shall thereupon be authenticated and delivered by the Trustee to or upon the written order of the Company.

                          Article Three

                       Certain Definitions

     As used in this Fifteenth Supplemental Indenture, the following terms shall be defined as follows:

     "Make-Whole Premium" shall mean, in connection with an Optional Redemption of the Bonds of the 7.28% 2016 Series, the excess, if any, of (i) the aggregate present value as of the date of such redemption of each dollar of principal being paid (taking into account the application of such Optional Redemption required by Section 1.03 of the Fifteenth Supplemental Indenture) and the amount of interest (exclusive of interest accrued to the date of redemption) that would have been payable in respect of such dollar if such Optional Redemption had not been made, determined by discounting such amounts at the Reinvestment Rate from the respective dates on which they would have been payable, over (ii) 100% of the principal amount of the Bonds of the 7.28% 2016 Series being redeemed. If the Reinvestment Rate is equal to or higher than 7.28%, the Make-Whole Premium shall be zero.

     "Reinvestment Rate" shall mean .50% plus the yield to maturity implied by the yields reported, as of 10:00 A.M. (New York City time) on the third business day next preceding the date upon which payment of principal is required hereunder with respect to the outstanding principal amount of the Bonds of the 7.28% 2016 Series to be paid, on the display designated as "USD" of the Bloomberg Financial Markets Services Screen (or such other display as may replace page "USD" of the Bloomberg Financial Markets Services Screen) for actively traded U.S. Treasury securities having a maturity equal to the Weighted Average Life to Maturity of such outstanding principal as of such date upon which the payment of principal is required hereunder (taking into account the application of such Optional Redemption required by
Section 1.03 of the Fifteenth Supplemental Indenture). If no such published maturity exactly corresponds to such Weighted Average Life to Maturity, yields for the two published maturities most closely corresponding to such Weighted Average Life to Maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the premium hereunder shall be used.

     "Statistical Release" shall mean the statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded U.S. Government Securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination hereunder, then such other reasonably comparable index which shall be designated by the holders of 66-2/3% in aggregate principal amount of the outstanding Bonds of the 7.28% 2016 Series.

     "Weighted Average Life to Maturity" of the principal amount of the Bonds of the 7.28% 2016 Series being optionally redeemed shall mean, as of the time of any determination thereof, the number of years obtained by dividing the then Remaining Dollar-Years of such principal by the aggregate amount of such principal. The term "Remaining Dollar-Years" of such principal shall mean the amount obtained by (i) multiplying (1) the remainder of (A) the amount of principal that would have become due on each scheduled sinking fund payment date if such Optional Redemption had not been made, less (B) the amount of principal of the Bonds of the 7.28% 2016 Series scheduled to become due on such date after giving effect to such Optional Redemption and the application thereof in accordance with the provisions of
Section 1.03 of the Fifteenth Supplemental Indenture, by (2) the number of years (calculated to the nearest one-twelfth) which will elapse between the date of determination and such scheduled payment date, and (ii) totaling the products obtained in (i).

                          Article Four

                          Miscellaneous

     Section 4.01.  For the purpose of the last paragraph of
Section 12.01 of the Indenture, the rate of interest referred to therein for the Bonds of the 7.28% 2016 Series is seven and twenty-eight one-hundredths percent (7.28%) per annum.

     Section 4.02. This Fifteenth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture, and shall form a part thereof, and the Original Indenture as heretofore supplemented and modified and hereby supplemented is hereby confirmed. Except to the extent inconsistent with the express terms hereof, all of the provisions, terms, covenants and conditions of the Original Indenture shall be applicable to the Bonds of the 7.28%
2016 Series to the same extent as if specifically set forth herein. All terms used in this Fifteenth Supplemental Indenture shall be taken to have the same meaning as in the Original Indenture as heretofore supplemented and modified except in cases where the context clearly indicates otherwise.

     Section 4.03. All recitals in this Fifteenth Supplemental Indenture are made by the Company only and not by the Trustee; and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full.

     Section 4.04. The Company covenants that it is lawfully seized and possessed at the date of execution of this Fifteenth Supplemental Indenture of all the trust estate described in this Fifteenth Supplemental Indenture, except as specifically otherwise stated in this Fifteenth Supplemental Indenture, and that all the trust estate so described is free and clear of any lien other than the lien of the Indenture and permitted encumbrances; that the Company will warrant and forever defend all the trust estate so described to the Trustee against the claims of all persons whosoever except as in the Indenture specifically otherwise stated, that it will maintain and preserve the lien of the Indenture so long as any of the Bonds issued under the Indenture are outstanding; and that it has good right and lawful authority to subject all the trust estate so described to the lien of the Indenture as provided in and by the Original Indenture as heretofore supplemented and modified and as supplemented by this Fifteenth Supplemental Indenture.

     Section 4.05. This Fifteenth Supplemental Indenture may be executed in several counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts, or as many of them as the Company and the Trustee shall preserve undestroyed, shall together constitute but one and the same instrument.

     Section 4.06. Although this Fifteenth Supplemental Indenture is dated for convenience and for purposes of identification and reference as of December 1, 1996, the actual date or dates of execution by the Company and by the Trustee are as indicated by their respective acknowledgments hereto annexed and this Fifteenth Supplemental Indenture has been delivered and has become effective for all purposes between the parties on the later such date of execution.

     In Witness Whereof, Essex County Gas Company has caused this Fifteenth Supplemental Indenture to be signed in its corporate name and behalf by its President and its corporate seal to be hereunto affixed and attested by its Clerk or one of its Assistant Clerks, and State Street Bank and Trust Company in token of its acceptance of the trust hereby created has caused this Fifteenth Supplemental Indenture to be signed in its corporate name and behalf by one of its Assistant Vice Presidents, and its corporate seal to be hereunto affixed and attested by one of its Assistant Secretaries, all on the ____ day of January, 1997.

Essex County Gas Company


By
     Its President

     Attest:
     _____________________________
     Clerk

     (Corporate Seal)


State Street Bank and Trust Company


By

Its_____________________________________________________________

     Attest:
     ______________________________
     Assistant Secretary

     (Corporate Seal)

Commonwealth of Massachusetts )
                    )    ss.:
County of           )


     At ___________________________ on this ____ day of
_____________, 19__, before me appeared
____________________________, to me personally known, who, being by me duly sworn, did say that he is
_____________________________ of the Essex County Gas Company,
and that the seal affixed to the foregoing instrument is the corporate seal of said Corporation, and that the said instrument was signed and sealed by him on behalf of said Corporation by authority of its Board of Directors, and the said _______________________ acknowledged said instrument to be the free act and deed of said Corporation.

Notary Public

My Commission Expires

_______________________________

(Notarial Seal)

Commonwealth of Massachusetts )
                    )    ss.:
County of           )

     At ___________________________ on this ___ day of
_____________, 19__, before me appeared
____________________________, to me personally known, who, being by me duly sworn, did say that he is
_____________________________ of State Street Bank and Trust
Company, and that the seal affixed to the foregoing instrument is the corporate seal of said Trust Company, and that the said instrument was signed and sealed by him on behalf of said Trust Company by authority of its Board of Directors, and the said _______________________ acknowledged said instrument to be the free act and deed of said Trust Company.

Notary Public

My Commission Expires

_______________________________

(Notarial Seal)